UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2007

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Commission File Number 333-128399

Delaware	20-1945139
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Room 3304, Bldg. #6, Lane 218, Wu-Zhou Road
Zhong-Huang Plaza
Shanghai, China 200080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 011-86-21-56969868

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Effective March 9, 2007, Mr. Ka Yu, Secretary, Treasurer and a Director of Sinobiomed Inc. (the “Company”) who holds approximately 80,000,000 shares of common stock post forward stock split, voluntarily surrendered for cancellation 76,000,000 shares. Prior to the closing of the Share Purchase Agreement between the Company, Wanxin Bio-Technology Limited (“Wanxin”) and the shareholders of Wanxin, which occurred on January 12, 2007, Mr. Ka Yu voluntarily agreed to surrender for cancellation 95% of the shares registered in his name after the Share Purchase Agreement completed and after the Company held its shareholders meeting in order to encourage the shareholders of Wanxin to complete the Share Purchase Agreement and to allow Mr. Ban-Jun Yang to become the major shareholder of the Company. The cancellation of these 76,000,000 shares has reduced the issued and outstanding shares from 191,000,000 to 115,000,000.

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SINOBIOMED INC.

By:	/s/ Ka Yu
Name:	Ka Yu
Title:	Director

Date: March 16, 2007